UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2024

FIRST HAWAIIAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14585	99-0156159
(Commission File Number)	(IRS Employer Identification No.)

999 Bishop St., 29th Floor
Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

(808) 525-7000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FHB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            On October 15, 2024, the Board of Directors (the “Board”) of First Hawaiian, Inc. (the “Company”) increased the number of directors constituting the Board from nine to ten and appointed Tertia M. Freas to serve as a member of the Board to fill the vacancy created upon the increase in the size of the Board, effective immediately. Effective October 15, 2024, Ms. Freas also was appointed as a member of the Audit Committee of the Board. Effective October 15, 2024, Ms. Freas also was appointed to the board of directors of First Hawaiian Bank, a wholly owned subsidiary of the Company.

Ms. Freas will receive compensation for her service as a director in accordance with the Company’s standard arrangements for non-employee directors, pursuant to which the Company granted Ms. Freas a one-time award of restricted stock units with a value of $36,446 in connection with her appointment to the Board.

Ms. Freas, age 66, has served as the executive director for The Clarence T.C. Ching Foundation a private foundation that provides grants to nonprofit organizations in Hawaii for education, healthcare, children, youth and family, sustainability, housing and arts, culture and innovation, since January 2015. Until January 2015, Ms. Freas worked in public accounting for over 35 years at Deloitte & Touche LLP and served as an audit partner for more than 20 years. She is also a member of the American Institute of Certified Public Accountants and the Hawaii Society of CPAs. Ms. Freas currently serves on the board and is the Chair of the Finance Committee at First Presbyterian Church of Honolulu, and she previously served on the boards of directors for the Hawaii Chapter of the American Red Cross, The Contemporary Museum, The Ronald McDonald House of Hawaii, St Andrews Priory, The McKinley High School Foundation and Retail Merchants of Hawaii. Ms. Freas holds a Bachelor’s of Business Administration from the University of Hawaii, Shidler College of Business and was elected to that school’s Alumni Hall of Honor in 2005.

Ms. Freas has loans that were made by First Hawaiian Bank in the ordinary course of business; on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and that did not involve more than the normal risk of collectibility or present other unfavorable features.

Other than as set forth above, the Company has not entered into any transactions with Ms. Freas identified in Item 404(a) of Regulation S-K and she will not be employed by the Company. Ms. Freas was not selected pursuant to an arrangement or understanding between her and any other person.

For more information, reference is made to the Company’s press release dated October 15, 2024, a copy of which is attached to this Report as Exhibit 99.1. Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01          Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.	Description
99.1	Press Release Dated October 15, 2024
104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HAWAIIAN, INC.

Date: October 15, 2024	By:	/s/ Robert S. Harrison
	Name:	Robert S. Harrison
	Title:	Chairman of the Board, President and Chief Executive Officer